Exhibit 4.3

NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No.: _____________	WARRANT TO PURCHASE
ISSUED: _____________	______ SHARES OF
VOID AFTER: _____________	COMMON STOCK

EDEN BIOSCIENCE CORPORATION

COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY that, for value received and subject to the terms and conditions hereof, _____________________, or such person to whom this Warrant is transferred pursuant to Section 7 hereof (the “Holder”), is entitled, at any time not later than 5:00 p.m., Seattle time, ________________ (the “Exercise Period”), to purchase up to ______ fully paid and nonassessable shares of the common stock, $.0025 par value (the “Warrant Stock”), of EDEN BIOSCIENCE CORPORATION, a Washington corporation (the “Company”), at the Exercise Price as defined below (such number of shares and the Exercise Price being subject to adjustment as provided herein).

     This Warrant is subject to the following additional terms and conditions:

1. Method of Exercise

     This Warrant may be exercised in whole or part by delivering to the Company (a) the form of Election to Purchase attached hereto duly completed and executed by the Holder, (b) this Warrant certificate, and (c) a bank check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the “Purchase Price”). The “Exercise Price” of this Warrant shall be $______ per share.

2. Delivery of Stock Certificate

     Within twenty days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price, the Company shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, not previously purchased by the Holder. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

3. Reservation of Warrant Stock

     The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of common stock of the Company to provide for the exercise of the rights represented by this Warrant.

4. Termination Upon Reorganization

     Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Company (collectively, a “Reorganization”) during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of common stock, this Warrant shall be cancelled and all rights granted hereunder shall terminate; provided, however, that the Company shall have delivered to the Holder notice of the Reorganization no less than 15 business days before the date scheduled for the Reorganization and that the Holder shall have the right immediately prior to the Reorganization to exercise this Warrant.

5. Adjustment to Warrant

     5.1 Adjustment to Number of Shares

     Upon each adjustment in the Exercise Price pursuant to this Section 5, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     5.2 Adjustments for Stock Split, Etc.

     If the Company shall issue any shares of its common stock as a stock dividend or subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately decreased.

6. Fractional Shares

     No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company’s Board of Directors) on the date of exercise.

7. Restrictions on Transfer

     Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

8. Legend

     A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

9. Holder as Owner

     The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

10. No Shareholder Right

     This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

11. Construction

     The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12. Expiration

     This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period, as such period may be adjusted pursuant to Section 4 hereof. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

13. Exchange of Warrant

     This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

14. Lost Warrant Certificate

     If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company’s right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

15. Waivers and Amendments

     This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16. Notices

     All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

     If to the Holder:

To the address last furnished in writing to the Company by the Holder.

     If to the Company:

Eden Bioscience Corporation 11816 North Creek Parkway N. Bothell, WA 98011

     Each of the foregoing parties shall be entitled to specify a different address by giving five days’ advance written notice as aforesaid to the other parties.

17. Investment Intent

     By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

18. Registration Rights

     The Holder is not entitled to registration rights with respect to the Warrant Stock.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

EDEN BIOSCIENCE CORPORATION By: —————————————— Bradley S. Powell, CFO

ELECTION TO PURCHASE

TO EDEN BIOSCIENCE CORPORATION

     The undersigned hereby irrevocably elects to purchase shares of common stock issuable upon the exercise of the Warrant delivered herewith and requests that certificates for such shares be issued in the name of and delivered to the undersigned at the address stated below, and, if said number of shares shall not be all the shares which may be purchased pursuant to the Warrant, the new Warrant evidencing the right to purchase the balance of such shares shall be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Sections 7 and 8 of the Warrant.

     Payment is enclosed in the amount of $____________________

     Dated: ____________________, 19__

By:______________________________________ Print Name:________________________________

ADDRESS:

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EIN:________________________________
PHONE:________________________________
FACSIMILE:________________________________